EXHIBIT 99.1

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2005-C4 $2.398B NEW ISSUE CMBS

Lead-Mgrs:        Banc of America Securities LLC / Deutsche Bank Securities
Co-Managers:      CSFB / JPMorgan / Merrill Lynch & Co.
Rating Agencies:  Standard & Poor's / Moody's

        Ratings    Class     WAL    Principal     Sub         Px
Class (S&P/MDY's) Size (1)  (yrs)    Window      Levels      Guid
A-1    AAA/Aaa      27.3     3.02    1-58       30.000%      S+9
A-1D   AAA/Aaa      75.0     3.02   **NO LONGER AVAILABLE**
A-2FX  AAA/Aaa     173.8     4.90    58-60      30.000%      S+25
A-2FL  AAA/Aaa      51.0     4.90    58-60      30.000%      L+13
A-3    AAA/Aaa     222.0     6.73    79-82      30.000%      S+34-35
A-SB   AAA/Aaa     140.0     7.42    60-113     30.000%      S+30-31
A-4    AAA/Aaa     775.1     9.73    113-118    30.000%      S+32
A-1A   AAA/Aaa     214.4     9.02  **NO LONGER AVAILABLE**
A-M    AAA/Aaa     239.8     9.90    118-119    20.000%      S+35a
A-J    AAA/Aaa     152.9     9.91    119-119    13.625%      S+42-43
B      AA+/Aa1      24.0     9.91    119-119    12.625%      S+45a
C      AA/Aa2       30.0     9.91    119-119    11.375%      S+47a
D      AA-/Aa3      24.0     9.96    119-120    10.375%      S+50a
E      A/A2         45.0     9.99    120-120     8.500%      S+57a
(1) The balances of the certificates are approximate

Annex ID 41 - Concorde Centre II ($14,399,000), an office property has been removed from the transaction.

Expected Timing
Launch / Price   - December 1/ December 2
Settlement       - Wednesday December 14th

Disclaimer:
This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus Prospectus Supplement. Copies of the final Prospectus and Prospectus Supplement may be obtained from Scott Waynebern/Heath Forusz (212-250-5149 - 60 Wall Street 3rd floor, NY, NY 10005) or Geordie Walker/Chris Springer (704-388-1597 - 214 North Tryon Street, Charlotte, NC 28255).

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